Exhibit 10.2
PLEDGE OF SHARES
This pledge of shares (the “Pledge of Shares”) has been entered into on this 28th May 2008 between:
(1)	Trico Shipping AS, a Norwegian limited company registered with company registration number 976 854 020 with its registered address at 6090 Fosnavåg, Norway (the “Pledgor”); and

(2)	Carnegie Investment Bank AB Norway Brach, with company registration number 976 928 989 with its registered address Stranden 1, Aker Brygge, 0250 Oslo, Norway (the “Pledgee”).

1.	The Share Pledge

1.1	To secure the payment and the discharge of the Pledgor’s obligations under the credit facility agreement dated 28 May 2008 (the “Credit Facility”), entered into between the Pledgor as borrower and the Pledgee as lender, the Pledgor hereby pledges on first priority to and with the Pledgee the 58,428,955 shares of NOK 0.50 each, issued in the capital of Deep Ocean ASA (the “Target Company”), representing 54.027 % of the shares issued in that company (the (“Shares”), together with payment of dividends on the Shares and all other monies related to the Shares or the sale thereof.

1.2	The aggregate maximum amount of the pledge created hereby shall be NOK 260,000,000 plus interest, costs and expenses.

1.3	The Pledgor shall, subject to clause 2.5, have the right to vote for the Shares at any general meeting of the Target Company.

1.4	In the event of an event of default under the Credit Facility which is continuing, the Pledgee has the right to collect and use for its protection dividends and payments that otherwise fall due in respect of the Shares.

1.5	In the event that a default occurs under the Credit Facility and is continuing, the Pledgee shall have the right to enforce this Pledge of Shares in any manner legally available to it, hereunder (i) immediately acquire ownership and title to all or any of the Shares, as provided for in the Financial Collateral Act (17/2004); and (ii) immediately sell, assign or convert into money by private or public sale or auction or in such other manner and on such terms as the Pledgee in its sole discretion deems appropriate, all or any of the Shares, as provided for in the Financial Collateral Act (17/2004).

1.6	Upon any sale of the Shares the Pledgee may apply the net sales proceeds towards interest, principal and any other amount due to the Lenders under the Credit Facility in such order as decided by it. Any Shares acquired by the Pledgee shall be the undivided property of the Pledgee and any right, gain or loss on such Shares shall be for the sole account of the Pledgee.

1.7	The pledge over the Shares evidenced by this Pledge of Shares shall immediately be discharged when all amounts outstanding under the Credit Facility have been repaid in full.

2.	Representations and warranties

2.1	The Pledgor represents and warrants that it is the legal and beneficial owner of the Shares, and that they are free and clear of any lien, security interest, restriction on transfer, option or other charge or encumbrance, and that it has full right and power to transfer the relevant Shares to the Pledgee, free and clear of any interests described herein.

2.2	Upon execution of this Pledge of Shares the Pledgor (or the Pledgee if it elects to do so) shall notify the Target Company of the pledge over the Shares (in a notice in the form and content as set out in Appendix 1a hereto) and arrange for the registration of this Pledge on the VPS account of the Borrower and cause the VPS account operator of such VPS account to confirm such registration in writing to the Pledgee (in an acknowledgement in the form and content as set out in Appendix 1b hereto).

2.3	The Pledgor shall, at his expense, promptly execute and deliver all further instruments and documents, and take all further action, as may be reasonably requested by the Pledgee in order to perfect and protect any security interest granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Shares.

2.4	The Pledgor shall not sell or transfer or grant any option to purchase any of the Shares or subject any of the Shares to any further charge or encumbrance whatsoever without the prior written consent of the Pledgee.

2.5	In respect of any proposal for an increase or decrease in share capital or any other reorganization of the share capital or share classes in the Target Company (including but not limited to motions for existing shareholders to waive their first right to subscribe new shares) or any other issue which may have a material impact on the market value of the Shares the Pledgor shall vote in accordance with the instructions of the Pledgee. For purposes of clarification, making an intercompany loan from the Target Company or any of its affiliates to Pledgor or any of its affiliates shall not be considered to materially impact the market value of the Shares. The Target Company is currently a public limited company listed on Oslo Børs and the Shares are registered with the VPS. In consideration of the circumstances of the acquisition of the Target Company it is acknowledged that the Borrower may cause the Target Company to become delisted from Oslo Børs, to be converted into a private limited company and its share to become de-registered from the VPS. In the event the shares of the Target Company is de-registered from the VPS, the Pledgor undertakes to give any notice and to take any other action to perfect the Pledge (including but not limited to ensuring that the Pledge is duly registered in the share register of the Target Company) and further the Pledgor hereby irrevocably authorises the Pledgee to give any notice to the Target Company and to take any other necessary actions on behalf of the Pledgor to implement any measures to perfect the Pledge.

2.6	In the event of a sale the Pledgor hereby irrevocably waive any right of pre-emption in respect of the Shares which they may have according to articles of association or otherwise.

3.	Miscellaneous

3.1	This Pledge of Shares shall be governed by and construed in accordance with Norwegian law.

3.2	Any action or proceeding against the Pledgee under this Pledge of Shares or in connection thereof may be brought and enforced in the courts in the City of Oslo as the exclusive legal venue.
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IN WITNESS WHEREOF, the parties hereto have caused this Pledge of Shares to be duly executed the day and year first above written.

For and on behalf of	For and on behalf of
Trico Shipping AS	Carnegie Investment Bank AB Norway Branch
(as Pledgor)	(as Pledgee)

/s/ Rishi A. Varma Signature	/s/ Dag Rudilokken Signature

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